Exhibit 5.1

Mourant Ozannes 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

China Xiangtai Food Co., Ltd

c/o Chongqing Penglin Food Co., Ltd.

Xinganxian Plaza

Building B, Suite 21-1

Lianglukou

Yuzhong District

Chongqing

People's Republic of China 400800

24 September 2021

Dear Sirs and Mesdames

China Xiangtai Food Co., Ltd. (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 filed on 24 September 2021 with the Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the offering (the Offering) of units consisting of the Company’s shares of par value US$0.01 each (the Shares) and warrants (the Warrants) exercisable into Shares (the Warrant Shares).

1.Documents Reviewed

For the purposes of this opinion we have examined a copy of each of the following documents:

(a)	The certificate of incorporation of the Company dated 23 January 2018.

(b)	The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 30 June 2021 (the M&A).

(c)	The Company's register of directors and officers (the Register of Directors, together with the M&A, the Company Records) that was provided to us by the Company;

(d)	Written resolutions of the board of directors of the Company passed on 24 September 2021 approving (among other things) the allotment of the Shares and the Warrant Shares (the Resolutions).

(e)	A certificate of good standing dated 23 September 2021, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing).

(f)

The registration statement on Form F-1 filed with the Commission on 24 September 2021 in relation to the Company (excluding its exhibits and any documents incorporated by reference into such registration statement) (the Registration Statement).

(g)	The form of the warrant as filed as an exhibit to the Registration Statement.

2.Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied upon the following assumptions, which we have not independently verified:

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2.1	Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2That where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of the draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention.

2.3The accuracy and completeness of all factual representations made in the documents reviewed by us.

2.4The genuineness of all signatures and seals.

2.5The Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded.

2.6There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions set out below.

2.7That the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders.

2.8That upon issue the Company will receive in full the consideration for which the Company agreed to issue the Shares and the Warrant Shares, which shall be equal to at least the par value thereof.

2.9The validity and binding effect under the laws of the United States of America of the Registration Statement and the Registration Statement will be duly filed with the Commission.

2.10Each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the M&A.

2.11The Company is not insolvent, will not be insolvent and will not become insolvent as a result of executing, or performing its obligations under the Registration Statement and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets.

2.12	The Company Records were and remain at the date of this opinion accurate and complete.

2.13	No Share or Warrant Share will be issued for a price which is less than its par value.

2.14	The Company will have sufficient authorised but unissued share capital to issue each Share and Warrant Share.

2.15	No change will be made to the Company's memorandum of association or articles of association which will affect the continuing accuracy of this opinion.

3.Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands. The Company is deemed to be in good standing on the date of issue of the Certificate of Good Standing if it:

(a)has paid all fees and penalties under the Companies Act; and

(b)is not, to the Registrar's knowledge, in default under the Companies Act.

3.2Based solely on our review of the M&A, the authorised share capital of the Company is US$1,500,000 divided into 150,000,000 shares of a par value of US$0.01 each.

3.3The issue of the Warrants (forming part of the units being offered by the Company) and the issue and allotment of the Warrant Shares has been duly authorised and when allotted, issued and exercised pursuant to the terms of the Warrants and as contemplated in the Registration Statement, the Warrant Shares will be legally issued and allotted, fully paid and non- assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4The issue and allotment of the Shares (forming part of the units being offered by the Company) has been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non- assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.5The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.Qualifications

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

In this opinion the phrase non-assessable means, with respect to Shares in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances and subject to the M&A, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading Legal Matters in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes